Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

for

TENDER OF SHARES OF COMMON STOCK

of

LACROSSE FOOTWEAR, INC.

at

$20.00 NET PER SHARE

Pursuant to the Offer to Purchase dated July 19, 2012

by

XYZ MERGER SUB, INC.

a wholly owned subsidiary of

ABC-MART, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 15, 2012, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $.01 per share (collectively, the “Shares” and each a “Share”), of LaCrosse Footwear, Inc., a Wisconsin corporation, are not immediately available or shareholders cannot otherwise deliver shares to American Stock Transfer & Trust Company, LLC (the “Depositary”) prior to the Expiration Date, (ii) the procedure for book-entry transfer cannot be completed prior to the expiration of the Offer or (iii) time will not permit all required documents to reach the Depositary prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by registered or certified mail, facsimile transmission or overnight courier to the Depositary. See Section 3 of the Offer to Purchase, dated July 19, 2012 (the “Offer to Purchase”).

This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase. The Offer to Purchase and the related Letter of Transmittal, each as may be amended or supplemented from time to time, together constitute the “Offer.”

The Depositary for the Offer is:

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Facsimile Transmission: (718) 234-5001	By Hand or Overnight Courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call toll-free (877) 248-6417 or (718) 921-8317

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN SECTION 3 OF THE OFFER TO PURCHASE) UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

The undersigned represents that the undersigned owns and hereby tenders to XYZ Merger Sub, Inc., a Wisconsin corporation and a wholly owned subsidiary of ABC-MART, INC., a corporation formed under the laws of Japan, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 19, 2012 (the “Offer to Purchase”), and the related Letter of Transmittal, each as may be amended or supplemented from time to time, receipt of which is hereby acknowledged, the number of shares of common stock, par value $.01 per share (the “Shares”), of LaCrosse Footwear, Inc., a Wisconsin corporation, specified below, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate No.(s) (if available):	Name(s) of Record Holder(s):

(Please type or print)

Address(es):

(Zip Code)

☐ Check here if Shares will be tendered by book entry transfer.	Area Code and
Tel. No.:
(Daytime telephone number)

Name of Tendering Institution:

DTC Account Number:
Dated: , 2012	Signature(s):

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GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (defined in Section 3 of the Offer to Purchase), hereby (i) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (ii) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Depository Trust company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within three trading days on the NASDAQ Global Market after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

(Zip Code)
Area Code and Tel. No.:

(Authorized Signature)
Name:
(Please type or print)

Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

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